Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree and consent to the joint filing on behalf of each of them of a Statement on Schedule 13G filed on February 8, 2024 (including additional amendments thereto) with respect to the common shares, without par value, of The Timken Company.  This Joint Filing Agreement shall be filed as Exhibit 99.1 to such Statement.

Dated:  February 8, 2024

TIMKEN FOUNDATION OF CANTON

By:          /s/ Mark Scheffler        ______
Name:          Mark Scheffler
Title:          Executive Director

TRUSTEES

By:          /s/ Ward J. Timken_________
Name:          Ward J. Timken
Title:          Trustee

By:          /s/ Joy A. Timken___________
Name:          Joy A. Timken
Title:          Trustee

By:          /s/ W.R. Timken, Jr._________
Name:          W.R.. Timken, Jr.
Title:          Trustee

By:          /s/ Ward J. Timken, Jr.______
Name:          Ward J. Timken, Jr.
Title:          Trustee

By:          /s/ Robert R. Timken
Name:          Robert R. Timken
Title:          Trustee

By:          /s/ Henry H. Timken, II
Name:          Henry H. Timken, II
Title:          Trustee